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Nicholas-Applegate Convertible & Income Fund		Annual Shareholder
February 29, 2008					Meeting Results



The Fund held its annual meeting of shareholders on July 25, 2007. Common/Preferred shareholders of Convertible & Income voted to re-elect Robert E. Conner and Hans W. Kertess, and elect
William B. Ogden, IV and John C. Maney as Trustees as indicated below.






                                                                 Withheld
                                                 Affirmative     Authority
Re-election of Robert E. Conner*
	Class I to serve until 2010               16,948         101

Re-election of Hans W. Kertess
	Class I to serve until 2010               62,416,432     885,197

Election of William B. Ogden, IV
	Class I to serve until 2010               62,422,180     879,449

Election of John C. Maney
	Class III to serve until 2009             62,418,800     882,829



Messrs. Paul Belica, John Dalessandro II* and R. Peter Sullivan III continue to serve as Trustees of the Fund.


*Preffered Shares Turstee

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